Exhibit 10.1
SECURITIES EXCHANGE AGREEMENT
     This Securities Exchange Agreement (this “Agreement”), is dated as of July 26, 2005 (the “Effective Date”), by and between Dirt Motor Sports Racing, Inc., a Delaware corporation formerly known as Boundless Motor Sports Racing, Inc., a Colorado corporation (the “Company”), and Paul A. Kruger (“Mr. Kruger”):
BACKGROUND:
     A. Mr. Kruger is the Chairman, Chief Executive Officer and President of the Company and desires to return to the Company for cancellation 1,500,000 (the “Shares”) of the Company’s common stock, par value $.0001 per share (the “Common Stock”) currently held by him in exchange for a warrant to purchase 750,000 shares of Common Stock upon the terms and conditions set forth in the form of the five year warrant attached hereto as Exhibit A (the “Warrant”), and the Company is agreeable to such exchange.
AGREEMENTS:
     In consideration of the premises and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the Company and Mr. Kruger hereby agree as follows:
     1. Securities Exchange. On the Effective Date:
               (a) Mr. Kruger shall deliver to the Company a stock certificate, endorced in blank, representing the Shares (the “Certificate”); and
               (b) upon receipt of the Certificate, the Company will instruct its transfer agent to cancel the Shares and will issue to Mr. Kruger the Warrant.
     In the event the stock certificate delivered to the Company by Mr. Kruger in accordance with Section 1(a) represents more shares of Common Stock than the Shares, the Company will also instruct its transfer agent to issue a new stock certificate to Mr. Kruger representing the balance of the excess of such shares of Common Stock.
     2. Representations and Warranties of the Company. The Company represents and warrants to Mr. Kruger, as follows:
               (a) The offer and exchange of the Warrant is intended to be exempt from registration under the Securities Act, by virtue of Section 4(1) of the Securities Act.
               (b) This Agreement has been duly authorized, validly executed and delivered on behalf of the Company and is a valid and binding agreement and obligation of the Company enforceable against the Company in accordance with its terms, subject to limitations on enforcement by general principles of equity and by bankruptcy or other laws affecting the enforcement of creditors’ rights generally, and the Company has full power and authority to execute and deliver this Agreement and the other agreements and documents contemplated hereby and to perform its obligations hereunder and thereunder

               (c) The execution and delivery of this Agreement, and the consummation of the transactions contemplated by this Agreement by the Company, will not conflict with or result in a breach of or a default under any of the terms or provisions of the Company’s organizational documents or of any material provision of any indenture, mortgage, deed of trust or other material agreement or instrument to which the Company is a party or by which it or any of its material properties or assets is bound, any material provision of any law, statute, rule, regulation, or any existing applicable decree, judgment or order by any court, federal or state regulatory body, administrative agency, or other governmental body having jurisdiction over the Company, or any of its material properties or assets or will result in the creation or imposition of any material lien, charge or encumbrance upon any material property or assets of the Company pursuant to the terms of any agreement or instrument to which any of them is a party or by which any of them may be bound or to which any of their property or any of them is subject.
               (d) This Agreement has been duly authorized, validly executed and delivered on behalf of the Company, and the Company has full power and authority to execute and deliver this Agreement and the other agreements and documents contemplated hereby and to perform its obligations hereunder and thereunder.
     2.2 Representations, Warranties and Covenants of Mr. Kruger. Mr. Kruger represents and warrants to the Company, as follows:
               (a) Mr. Kruger is an “accredited investor” as defined under Rule 501 of Regulation D promulgated under the Securities Act of 1933, as amended (the “Securities Act”).
               (b) Mr. Kruger is acquiring the Warrant for his own account and not with a view to any distribution of the Warrant in violation of the Securities Act.
               (c) This Agreement has been duly authorized, validly executed and delivered on behalf of Mr. Kruger and is a valid and binding agreement and obligation of Mr. Kruger enforceable against Mr. Kruger in accordance with its terms, subject to limitations on enforcement by general principles of equity and by bankruptcy or other laws affecting the enforcement of creditors’ rights generally, and Mr. Kruger has full power and authority to execute and deliver this Agreement and the other agreements and documents contemplated hereby and to perform its obligations hereunder and thereunder.
               (d) The execution and delivery of this Agreement, and the consummation of the transactions contemplated by this Agreement by Mr. Kruger, will not conflict with or result in a breach of or a default under any of the terms or provisions of any material provision of any indenture, mortgage, deed of trust or other material agreement or instrument to which Mr. Kruger is a party or by which he or any of the Shares is bound, any material provision of any law, statute, rule, regulation, or any existing applicable decree, judgment or order by any court, federal or state regulatory body, administrative agency, or other governmental body having jurisdiction over Mr. Kruger, or any of the Shares or will result in the creation or imposition of any material lien, charge or encumbrance upon any of the Shares pursuant to the terms of any agreement or instrument to which any of them is a party or by which any of them may be bound or to which any of their property or any of them is subject.

     (e) Mr. Kruger is the legal, beneficial and registered owner of the Shares, free and clear of any liens, charges or encumbrances. At the Closing, the Company will acquire all right, title and interest in the Shares, free and clear of all liens, charges or encumbrances.
     3. Headings. Section headings in this Agreement are for convenience of reference only, and shall not govern the interpretation of any of the provisions of this Agreement.
     4. Entire Agreement. This Agreement embodies the entire agreement and understanding between the Company and Mr. Kruger and supersedes all prior agreements and understandings among the Company and Mr. Kruger relating to the subject matter thereof.
     5. Amendment. No amendment or modification to this Agreement shall be effective, unless in writing and signed by all the parties to this Agreement.
     6. Severability. Any provision in this Agreement that is held to be inoperative, unenforceable, or invalid in any jurisdiction shall, as to that jurisdiction, be inoperative, unenforceable, or invalid without affecting the remaining provisions in that jurisdiction or the operation, enforceability, or validity of that provision in any other jurisdiction, and to this end the provisions of this Agreement are declared to be severable.
     7. Choice Of Law. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF OKLAHOMA, WITHOUT REGARD TO ITS CHOICE OF LAWS PROVISIONS.
     8. Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this Agreement by signing any such counterpart.
     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

DIRT MOTOR SPORTS, INC

By: /s/ Joseph Dickey
Name: Joseph Dickey
Title: Vice President
Address:	2500 McGee Street Suite 147 Norman, Oklahoma 73072

/s/ Paul A. Kruger Paul A. Kruger